Exhibit 10.7

Consulting Services Agreement

THIS CONSULTING SERVICES AGREEMENT is entered into as of January 11, 2016, by and between SMG Indium Resources Ltd., a Delaware corporation (the “Company”), and Brack Advisors LLC (“Consultant”).

Background

The Company wishes to obtain the services of Consultant for certain purposes, and Consultant wishes to provide such services, all subject to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth, and intending to be legally bound, the Company and Consultant hereby agree as follows:

1.                  Services to Be Provided. During the term of this Agreement, Consultant shall perform for the Company the services described on Exhibit A attached hereto and made a part hereof (the “Services”).

2.                  Term. The initial term of this Agreement shall be described on Exhibit A attached hereto and made part hereof (“Term”).

3.                  Compensation; No Benefits.

(a)                The compensation for Consultant’s performance of the Services to be performed by Consultant under this Agreement is specified in Exhibit A attached hereto.

(b)               Consultant is not an employee of the Company and will not be entitled to participate in or receive any benefit or right as a Company employee under any Company employee benefit and pension plans, including, without limitation, employee insurance, pension, savings and security plans, as a result of entering into this Agreement. Consultant is responsible for all income taxes, employment taxes and workers’ compensation insurance associated with the compensation received under this Agreement and agrees that the Company will not withhold or pay any of the foregoing in connection with Consultant’s services to the Company hereunder.

4.                  Independent Contractor; Performance. For purposes of this Agreement and all Services to be provided hereunder, Consultant shall not be considered a partner, co-venturer, agent, employee or representative of the Company, but shall remain in all respects an independent contractor, and neither party shall have any right or authority to make or undertake any promise, warranty or representation, to execute any contract, or otherwise to assume any obligation or responsibility in the name of or on behalf of the other party. The Consultant shall provide the Services in compliance with all applicable laws, and without limiting the foregoing, confirms to the Company that (a) it will not take any action in performing the Services that would cause it to be required to register as (i) a broker as defined in Section 3(a) (4) of the Securities Exchange Act of 1934 or (ii) an investment adviser as defined in Section 202(a)(11) of the Investment Adviser Act of 1940, or (iii) as a broker or dealer or adviser or agent or similar concept in any state in which the Company offers securities as part of a Qualified Financing; and (b) it is not acting in any such capacities for or on behalf of the Company.

5.                  Confidentiality. The Consultant shall not disclose any confidential information relating to the business and financial affairs of the Company to any person or entity other than authorized employees of the Company, or use the same for any purposes (other than as necessary in the performance of the Consultant’s duties as an independent contractor for the Company) without written approval by an officer of the Company. “Confidential Information” includes, without limitation, all information of a private, secret or confidential nature, whether or not in written form, relating to the Company’s business and financial affairs and the business and financial affairs of the Company’s clients, and which has not been made available to the general public by the Company, including without limitation, inventions, trade secrets, processes, techniques, formulas, compositions, computer programs, system and component designs, specifications, computer software, technical or non-technical data, financial data (including profits, sales costs and price information), personnel data, personnel files, pricing strategies, lists or knowledge of actual or potential clients, customers, and suppliers, or any marketing or product information. The Consultant agrees not to use any such Confidential Information other than as authorized, for the benefit of the Company. The Consultant shall use reasonable care to safeguard from loss or misapplication all Confidential Information which comes into such Consultant’s possession or control.

6.                  Termination. Notwithstanding the provisions of Section 2, the Company may terminate this Agreement (a) for any reason whatsoever upon thirty (30) days’ prior written notice to Consultant, and (b) immediately upon written notice to Consultant, if any of the Services is performed or is being performed in an unsatisfactory manner, as determined by the Company in its discretion. Within five (5) days after any termination of this Agreement, Consultant shall deliver to the Company all Work Product resulting from the performance of the Services.

7.                  No Conflicting Agreements; Nonexclusive Engagement.

(a)                Consultant will not enter into any agreement that is in conflict with Consultant’s obligations under this Agreement. Subject to the foregoing, Consultant may from time to time act as a consultant to, perform professional services for, or enter into agreements similar to this Agreement with other persons or entities without the necessity of obtaining approval from the Company.

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(b)               The Company may from time to time (i) engage other persons and entities to act as consultants to the Company and perform services for the Company, including services that are similar to the Services, and (ii) enter into agreements similar to this Agreement with other persons or entities, in all cases without the necessity of obtaining approval from Consultant.

8.                  Return of Company Property. Except as otherwise expressly provided in Section 6, promptly upon the expiration or termination of this Agreement, or earlier if requested by the Company, Consultant shall deliver to the Company (and will not keep in Consultant’s possession or deliver to anyone else) all Confidential Information.

9.                  Arbitration and Equitable Relief.

(a)                Arbitration. Except as provided in Section 9(b) below, Consultant and the Company agree that any dispute or controversy arising out of or relating to any interpretation, construction, performance or breach of this Agreement shall be settled by final and binding arbitration in accordance with the commercial arbitration rules of the American Arbitration Association (“AAA"). The arbitration will be conducted in New Jersey by one arbitrator. The decision of the arbitrator will be final and binding upon the parties hereto, and may be entered in any competent court for judicial acceptance of such an award and order of enforcement. The proceedings will be conducted and all documentation will be presented in English. Where the rules of the AAA are silent, the laws of the New York, including procedural and evidentiary laws and rules, will control. The award will be rendered within sixty (60) days of the conclusion of the arbitration hearing. The arbitrator may grant injunctions or other relief in such dispute or controversy.

(b)               Equitable Remedies. Consultant agrees that it would be impossible or inadequate to measure and calculate the Company’s damages from any breach of the covenants set forth in Section 8 of this Agreement. Accordingly, Consultant and the Company agree that if Consultant breaches or is accused of breaching any of such covenants, the Company will have available, in addition to any other right or remedy available, the right to seek an injunction from a court of competent jurisdiction restraining such breach or threatened breach and to order specific performance of any such provision of this Agreement, and Consultant will have available the right to seek declaratory relief from a court of competent jurisdiction regarding such alleged breach or threatened breach. Consultant further agrees that no bond or other security shall be required in obtaining such equitable relief and Consultant hereby consents to the issuance of such injunction and to the ordering of such specific performance.

10.              Entire Agreement; Amendment and Assignment. This Agreement is the sole agreement between Consultant and the Company with respect to the Services to be performed hereunder and supersedes all prior agreements and understandings with respect thereto, whether oral or written. No modification to any provision of this Agreement shall be binding unless in writing and signed by both Consultant and the Company. No waiver of any rights under this Agreement will be effective unless in writing signed by the party to be charged. All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, executors, administrators, legal representatives, successors and assigns of the parties hereto, except that the duties and responsibilities of Consultant hereunder are of a personal nature and shall not be assignable or delegable in whole or in part by Consultant.

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11.              Governing Law. Except as otherwise provided in Section 9, this Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware, without giving effect to any conflict of laws provisions.

12.              Indemnification. The Consultant agrees to indemnify, defend and hold harmless the Company, its subsidiaries, affiliates, officers, members, shareholders, directors, employees, representatives, attorneys, agents, successors and assigns, from any and all losses, allegations, liabilities, claims, costs, damages and expenses (including reasonable attorneys’ fees) (collectively, “Claims”) arising from, related to or connected with (i) the provision of Services hereunder, (ii) any act or omission of the Consultant, its employees and agents, (iii) the employment of the Consultant’s personnel, including, without limitation, Claims concerning employment discrimination, and wage and hour, medical leave and/or labor law violations, including, without limitation, death at any time resulting therefrom, sustained by any employee of the Consultant while engaged in the performance of the Services under this Agreement; and (iv) any alleged or actual violation of a federal, state or local statute or regulation.

13.              Notices. All notices and other communications required or permitted hereunder or necessary or convenient in connection herewith shall be in writing and shall be deemed to have been given when hand-delivered, sent by facsimile or mailed by registered or certified mail, as follows (provided that notice of change of address shall be deemed given only when received):

If to the Company, to:

SMG Indium Resources Ltd.

176 LaGuardia Avenue.
Staten Island, New York 10314

If to Consultant, to:

Brack Advisors LLC
705 Stephanie Court
Forked River, New Jersey 08731
Attn: Richard A. Biele

or to such other names or addresses as the Company or Consultant, as the case may be, shall designate by notice to each other person entitled to receive notices in the manner specified in this section.

14.              Counterparts. This Agreement shall become binding when any one or more counterparts hereof, individually or taken together, shall bear the signatures of Consultant and the Company. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

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15.              Severability. If any provision of this Agreement or application thereof to anyone or under any circumstances is adjudicated to be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect any other provision or application of this Agreement that can be given effect without such invalid or unenforceable provision or application in any other jurisdiction.

[Signature Page Follows]

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IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have duly executed this Agreement as of the date first above written.

SMG INDIUM RESOURCES LTD.

By:	/s/ Ailon Z. Grushkin

Name:	Ailon Z. Grushkin

Title:	Chief Executive Officer

CONSULTANT

By:	/s/ Richard A. Biele

Name:	Richard A. Biele

Title:	Member

Exhibit A

Description of Services; Compensation

1.	Services

Consultant shall assist the Company in identifying and negotiating strategic transactions??? shall provide services normally provided by a chief executive officer of the Company as determined and directed by the Company. Consultant shall also provide office space for the Company

2.	Term

The term shall commence on January 1, 2016 and shall continue until December 31, 2016 and shall thereafter renew for successive one year terms unless otherwise terminated by either party in accordance herewith.

3.	Fee Schedule

The Consultant will provide the temporary labor services at the rate of $50,000 for 2016. The Consultant will invoice the Company on a quarterly basis. The Company will pay any undisputed invoices within thirty (30) days of receipt. Each invoice shall be submitted in a format reasonably acceptable to the Company. At the end of each working day, the Consultant shall submit a report containing such information as the Company shall reasonably request.